UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 16, 2012

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-53166 (Commission File Number)	77-0664193 (IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2012, the Compensation Committee of the Board of Directors of MusclePharm Corporation (the “Company”) granted restricted stock unit awards (the “Awards”) to two of the Company’s named executive officers. Each Award was granted subject to the terms and conditions of a restricted stock unit agreement (the “RSU Agreement”), in the form attached hereto as Exhibit 10.1, which provides that each restricted stock unit (“RSU”) represents a contingent right to receive one share of common stock of the Company. Each Award vests one-third on each of January 1, 2013, January 1, 2014 and December 1, 2014, subject to continued employment by the recipient with the Company. The Awards are subject to any compensatory recovery policy of the Company in effect at the time of each vesting date. The Awards granted to the two named executive officers are set forth below.

Name	Position	Restricted Stock Units (#)

John H. Bluher	Executive Vice President – Chief Operating Officer	60,000,000
L. Gary Davis	Chief Financial Officer	50,000,000

The foregoing description of the RSU Agreement is qualified in its entirety by reference to the full text of the form of RSU Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

	Exhibit No.	Description
	10.1	Form of Restricted Stock Unit Agreement.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: November 21, 2012
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President